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EXHIBIT 10.14
AMENDMENT #15


                                 AMENDMENT #15
                         RENEWAL/DOWNSIZE OF SUITE 230


AMENDMENT, made this 5th day of February 2002, between CORNERSTONE PROPERTIES I, LLC, having an office at 1720 So. Amphlett Blvd., Suite 110, San Mateo, California, 94402, "Lessor", and PERSISTENCE SOFTWARE, having an office at 1720 So. Amphlett Blvd., Suite 300 San Mateo, California, 94402, "Lessee."

WHEREAS, PERSISTENCE SOFTWARE, and BAYSHORE CORPORATE CENTER, entered into a Master Lease dated June 21, 1991 covering Suite 250 in the Building 1700 South Amphlett Blvd., San Mateo, California, 94402, at the rental and upon the terms and conditions there more particularly set forth; and

WHEREAS, Lessor and Lessee are desirous of amending said Lease in the manner set forth below.

SQUARE FOOTAGE: Lessee occupies 17,181 square feet in Suite 300 and 11,527 square feet in suite 230. Effective February 1, 2002 lessee will relinquish 11,527 in suite 230. Floor plan attached. The total leased square footage is 17,181.

LEASE TERM: The term for the above mentioned space shall be from February 1, 2002 to December 31, 2004.

RENT SCHEDULE:
February 1, 2002 - December 31, 2002        $2.25/square foot   $38,657.00/month
January 1, 2003 - December 31, 2003         $2.50/square foot   $42,953.00/month
January 1, 2004 - December 31, 2004         $2.75/square foot   $47,248.00/month

SECURITY DEPOSIT: Prior to this Lease Amendment "Lessee" had deposited with "Lessor" a security deposit in the amount of $1,545.00. There will be no increase in security deposit at this time.

================================================================================

TENANT IMPROVEMENT COSTS:
Paid by Lessor;     none
Paid by Lessee;     none

ADDITIONAL BLDG/SUITE
TENANT OCCUPIES: none

OPERATING EXPENSES: Lessee will be billed for Operating Costs and Property Taxes at a proportionate rate of 5.16%. The base year for Operating Costs and Property Taxes shall be 2001.

GENERAL TERMS: All other terms, covenants, provisions, and agreements of said Lease dated June 21, 1991 and subsequent Amendments shall remain in full force.

NON-DISCLOSURE OF TERMS: Tenant acknowledges and agrees that the terms of the Lease, this Amenment, and any other amendments to the Lease are intended to be confidential. Disclosure of such terms could adversely affect the ability of Landlord to negotiate other leases, amendments to leases, and impair Landlords relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, members, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of the Lease, this Amendment, and any other amendments to the Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the building in which the Premises are located or other portion of the project in which the Premises are located, or any real estate broker or agent, either directly or indirectly, without the prior writeen consent of Landlord; provided, however, that Tenant may disclose such terms to the following parties on the express condition that Tenant has obtained a written non-disclosure agreement for the benefit of Landlord, identical to the agreement of Tenant as contained in this paragraph, from such party: (a) any prospective subtenants or assignees under the Lease, and (b) Tenant's real estate broker or agent.





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IN WITNESS WHEREOF, this Amendment to Lease has been duly executed by the parties hereto.


Dated: 2/7/02            Lessor:   CORNERSTONE PROPERTIES I, LLC

                                   /s/ Steve Kaufman
                                   -----------------------------------
                                   By: Steve Kaufman

Dated: Feb 5, 2002       Lessee:   PERSISTENCE SOFTWARE

                                   /s/ Andrew Olding
                                   -----------------------------------
                                   By: Andrew Olding
                                   Corp Controller